EXHIBIT 32.2

CERTIFICATION
 PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Michael P. McGee, the Chief Financial Officer of International Rectifier Corporation (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that, to his knowledge:

(i)                                     the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended December 31, 2006 (the “Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

Dated: February 9, 2007

/s/ Michael P. McGee
Michael P. McGee
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting
Officer)

A signed original of the written statement required by Section 906 has been provided to International Rectifier Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.